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                                                                    EXHIBIT 23.3


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Officer Long-Term Incentive Plan of McDermott International, Inc. of our report dated May 19, 1998 with respect to the consolidated financial statements of McDermott International, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP



New Orleans, Louisiana
August 24, 1999